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                                                                    EXHIBIT 16.1


                                         700 One Prudential Plaza
                                         130 E. Randolph Drive
                                         Chicago, IL  60601-6203
                                         (312) 856-0200



                                      GRANT THORNTON LLP
                                         Accountants and
                                         Management Consultants
                                         The U.S. Member Firm of
                                         Grant Thornton
                                         International




April 12, 1996


Securities and Exchange Commission
Washington, D.C.  20549


RE:  SELFIX, INC. - FILE NO. 0-17237

Dear Sir or Madam:

We have read the first three paragraphs of Item 4 of the Form 8-K of Selfix, Inc. dated April 12, 1996 and agree with the statements contained therein.



Very truly yours,

/s/ Grant Thornton LLP